[COLONIAL BANKSHARES, INC. LOGO]

                                                           FOR IMMEDIATE RELEASE
                                                  Contact: Mr. Edward J. Geletka
                                                               President and CEO
                                                                  (856) 451-5800

                            COLONIAL BANKSHARES, INC.
               ANNOUNCES FOURTH QUARTER AND 2006 YEAR END RESULTS

     Bridgeton, New Jersey, February 16, 2007 - Colonial Bankshares, Inc. (NASDAQ: COBK) (the "Company") the mid-tier stock holding company for Colonial Bank, FSB (the "Bank") announced net income of $468 thousand, or $0.11 per share, for the three months ended December 31, 2006, compared to $346 thousand, or $0.08 per share, for the three months ended December 31, 2005. For the year ended December 31, 2006, the Company earned $1.6 million, or $0.37 per share, as compared to $1.8 million, or $0.20 per share, for the year ended December 31, 2005. Earnings per share for the periods in 2005 reflect per share data beginning with our initial public offering date of June 30, 2005.

     For the three months ended December 31, 2006 and 2005, net interest income after provision for loan losses was $2.0 million and $2.1 million, respectively. Total interest income increased to $5.1 million for the three months ended December 31, 2006 from $4.1 million for the three months ended December 31, 2005. Total interest expense increased to $3.0 million for the three months ended December 31, 2006 from $1.9 million for the three months ended December 31, 2005. Non-interest income was $285 thousand for the three months ended December 31, 2006 compared to $237 thousand for the three months ended December 31, 2005. Non-interest expense was $1.9 million for the three months ended December 31, 2006 compared to $2.0 million for the three months ended December 31, 2005.

     For the year ended December 31, 2006, net interest income after provision for loan losses totaled $8.1 million compared to $7.9 million for the year ended December 31, 2005, an increase of $243 thousand, or 3.1%. Non-interest income remained constant at $1.0 million for the year ended December 31, 2006 and 2005, respectively. Non-interest expense was $7.4 million for the year ended December 31, 2006 compared to $6.6 million for the year ended December 31, 2005. This increase was due to increases in compensation and benefit expense, occupancy and equipment expense, data processing expense, professional fees and other general administrative expenses.

     Total assets at December 31, 2006 were $383.6 million compared to $336.9 at December 31, 2005, an increase of $46.7 million, or 13.9%. Cash and cash equivalents increased to $13.3 million at December 31, 2006 from $10.7 million at December 31, 2005. Investment securities available for sale totaled $136.9 million at December 31, 2006 compared to $139.3 million at December 31, 2005. Investment securities held to maturity totaled $18.7 million at December 31, 2006 compared to $17.5 million at December 31, 2005. Net loans receivable increased to $198.5 million at December 31, 2006 compared to $157.8 million at December 31, 2005, an increase of $40.7 million or 25.8%. Deposits increased to $337.3 million at December 31, 2006 compared to $284.7 million at December 31, 2005, an increase of $52.6 million or 18.5%. Total borrowings decreased to $8.3 million at December 31, 2006 compared to $15.4 million at December 31, 2005.

     Colonial Bankshares, Inc. is the mid-tier stock holding company for Colonial Bank, FSB. Colonial Bank, FSB is a federally chartered savings bank which was originally chartered in 1913. Colonial Bank conducts business from its headquarters and main office in Bridgeton, New Jersey as well as five offices located in Cumberland and Gloucester Counties in Southern New Jersey. In September 2006, Colonial Bank, FSB formed an investment operating subsidiary, CB Delaware Investments, Inc.

     Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                        [COLONIAL BANKSHARES, INC. LOGO]


Selected Income Statement Data (Unaudited)
(Dollars in thousands except per share data)

                                                           For the Three Months            For the Year Ended
                                                            Ended December 31,                December 31,
                                                        ---------------------------    ----------------------------
                                                           2006           2005            2006            2005
                                                        -----------    ------------    ------------    ------------
  Interest income                                           $5,078          $4,055          18,509         $14,706
  Interest expense                                           2,994           1,933          10,208           6,623
                                                        -----------    ------------    ------------    ------------
  Net interest income                                        2,084           2,122           8,301           8,083
  Provision for loan losses                                     59            (12)             179             204
                                                        -----------    ------------    ------------    ------------
  Net interest income after provision for loan losses        2,025           2,134           8,122           7,879
  Non-interest income                                          285             237           1,043             956
  Non-interest expense                                       1,902           1,964           7,430           6,567
                                                        -----------    ------------    ------------    ------------
  Income before taxes                                          408             407           1,735           2,268
  Income tax expense                                          (60)              61             124             499
                                                        -----------    ------------    ------------    ------------
  Net income                                                  $468            $346          $1,611          $1,769
                                                        ===========    ============    ============    ============

  Earnings per share - basic                                 $0.11           $0.08           $0.37       $0.20 (4)
  Weighted average shares outstanding - basic(1)         4,391,827       4,355,424       4,373,183       4,355,361

--------------------------------------------------------------------------------

Performance Ratios (Unaudited)

                                                                        For the Three Months         For the Year Ended
                                                                         Ended December 31,               December 31,
                                                                    --------------------------     --------------------------
                                                                       2006           2005            2006           2005
                                                                    -----------   ------------     -----------    -----------
   Return on average assets (2)                                          0.49%          0.42%           0.45%          0.57%
   Return on average equity (2)                                          5.16%          3.93%           4.49%          6.69%
   Net interest margin on average interest earning assets (2)            2.37%          2.72%           2.47%          2.80%

--------------------------------------------------------------------------------

Selected Balance Sheet Data
(Dollars in thousands except per share data)

                                                    At December 31,    At December 31,
                                                         2006              2005
                                                  -----------------  -----------------
                                                     (Unaudited)         (Audited)
           Assets                                       $383,597            $336,852
           Cash and cash equivalents                      13,257              10,669
           Investment securities                         155,647             156,730
           Net loans receivable                          198,519             157,774
           Deposits                                      337,254             284,725
           Short-term and long-term
           borrowings                                      8,324              15,415
           Total stockholders' equity                     36,663              35,861
           Book value per share                             8.11                7.93
           Stockholders' equity to total assets             9.56%              10.65%

--------------------------------------------------------------------------------

Asset Quality
(Dollars in thousands)

                                                  At December 31,     At December 31,
                                                       2006                2005
                                                 -----------------   -----------------
                                                   (Unaudited)           (Audited)
           Non-performing assets (3)                        $233                 $80
           Allowance for loan losses                       1,373               1,168
           Non-performing assets to total
           assets                                          0.06%               0.02%
           Allowance for losses to total
           loans                                           0.69%               0.73%

--------------------------------------------------------------------------------

   (1) Shares outstanding do not include unreleased ESOP shares, unearned non-vested restricted stock awards and treasury shares for the purpose of the weighted average shares outstanding calculation.
   (2)     Annualized for the three month periods.
   (3) Non-performing assets include non-accrual loans and real estate owned.
   (4) Per share data for the year ended December 31, 2005 is from the initial public offering date of June 30, 2005.